AMENDMENT TO RIGHTS AGREEMENT


         AMENDMENT, dated as of May 17, 2000, to the Rights Agreement, dated as of September 14, 1998 (as heretofore amended, the "Rights Agreement"), by and between Petco Animal Supplies, Inc., a Delaware corporation (the "Company"), and American Stock Transfer and Trust Company, a New York corporation (the "Rights Agent").

         WHEREAS, the Company and the Rights Agent have heretofore executed and entered into the Rights Agreement; and

         WHEREAS, pursuant to Section 26 of the Rights Agreement, the Company may from time to time supplement or amend the Rights Agreement in accordance with the provisions of Section 26 thereof; and

         WHEREAS, the Company intends to enter into an Agreement and Plan of Merger (as it may be amended or supplemented from time to time, the "Merger Agreement"), to be dated as of May 17, 2000, by and between the Company and BD Recapitalization Corp., a Delaware corporation, as the same may be amended from time to time; and

         WHEREAS, the Board of Directors has determined that the Merger (as defined in the Merger Agreement) and the other transactions contemplated by the Merger Agreement are fair to and in the best interests of the Company and its stockholders; and

         WHEREAS, the Board of Directors has determined that it is in the best interest of the Company and its stockholders to amend the Rights Agreement to exempt the Merger Agreement and the transactions contemplated thereby from the application of the Rights Agreement.

         NOW, THEREFORE, the Company hereby amends the Rights Agreement as follows:

         1. The first sentence of Section 1.1 of the Rights Agreement is hereby modified and amended to read in its entirety as follows:

                  "`Acquiring Person' shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the Common Shares of the Company then outstanding but shall not include (i) an Exempt Person (as such term is hereinafter defined) or (ii) if as of the date hereof, any Person is the Beneficial Owner of 15% or more of the Common Shares outstanding (an "Existing Holder"), such Existing Holder shall not be or become an "Acquiring Person" unless and until such time as such Existing Holder shall become the Beneficial Owner of one or more additional Common Shares of the Company (other than pursuant to a dividend or distribution paid or made on by the Company on the outstanding Common Shares in Common Shares or pursuant to a split or subdivision of the outstanding Common Shares), unless, upon becoming the Beneficial Owner of such additional Common Shares, such Existing Holder is not then the Beneficial Owner of 15% or more of the Common Shares then outstanding; provided, however, that neither BD Recapitalization Corp., a Delaware corporation (together with its Affiliates and Associates and any assignee thereof pursuant to the Merger Agreement) ("BD Recapitalization Corp."), nor any other Person, shall be deemed to be or become an Acquiring Person by virtue of the Agreement and Plan of Merger (as it may be amended or supplemented from time to time, the "Merger Agreement") to be entered into as of May 17, 2000, by and between the Company and BD Recapitalization Corp., or as a result of the consummation of the transactions contemplated thereby."

         2. Section 1.7 of the Rights Agreement is hereby modified and amended to read in its entirety as follows:

                  "'Exempt Person' shall mean the Company, any Subsidiary of the Company, in each case including, without limitation, its fiduciary capacity, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity or trustee holding shares of capital stock of the Company for or pursuant to the terms of any such plan, or for the purpose of funding other employee benefits for employees of the Company or any Subsidiary of the Company in its capacity as an agent or trustee for any such plan or BD Recapitalization Corp.; provided, however, that BD Recapitalization Corp. will not be an Exempt Person in the event that BD Recapitalization Corp. becomes the Beneficial Owner of 15% or more of the Common Shares of the Company other than pursuant to the terms of the Merger Agreement."

         3. A Section 35 is hereby added to the Rights Agreement which shall read in its entirety as follows:

                  Section 35. Certain Exclusions. Notwithstanding anything in this Agreement to the contrary, a Shares Acquisition Date, Distribution Date or Trigger Event (as each such term is defined in the Rights Agreement) shall not be deemed to have occurred solely as a result of
         (i) the  approval,  execution or delivery of the Merger  Agreement,  or
         (ii) the announcement or consummation of the Merger (as defined in the Merger Agreement) or any other transaction contemplated thereby.

         4. Except as expressly amended hereby, the Rights Agreement remains in full force and effect in accordance with its terms.

         5. The Rights Agreement, as amended by this Amendment, and each Right and each Right Certificate exist under and pursuant to the Delaware General Corporation Law.

         6. This Amendment to the Rights Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         7. This Amendment to the Rights Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed an original, and all such counterparts shall together constitute but one and the same instrument.

         8. Except as expressly set forth herein, this Amendment to the Rights Agreement shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Rights Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Rights Agreement to be duly executed as of the day and year first above written.

                                                   PETCO ANIMAL SUPPLIES, INC.,
                                                   a Delaware corporation

                                                   By:
                                                      --------------------------
                                                   Title:



                                                   AMERICAN STOCK TRANSFER AND
                                                   TRUST COMPANY

                                                   By:
                                                      --------------------------
                                                   Title: